UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 11, 2022

MEDAVAIL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53298	90-0772394
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
6665 Millcreek Dr. Unit 1,
Mississauga ON Canada
L5N 5M4
(Address of principal executive offices)
+1 (905) 812-0023
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MDVL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On January 11, 2022, MedAvail Holdings, Inc. (the “Company”) announced certain preliminary financial results for the fourth quarter and full year 2021. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Executive Officer and Retirement
On January 11, 2022, the Company, announced that Mark Doerr was appointed to serve as the Company’s Chief Executive Officer, effective as of January 10, 2022. Mr. Doerr, RPh, became a Class I director on the Company’s board of directors (the “Board of Directors”) effective as of the same date. Mr. Doerr, age 52, previously served as Senior Vice President and General Manager of the Pharmacy Business Unit at Change Healthcare, a leading independent healthcare technology company that provides data and analytics-driven solutions to improve clinical, financial and patient engagement outcomes in the U.S. healthcare system, since May 2020. From March 2017 until May 2020, when it was acquired by Change Healthcare, Mr. Doerr served as the Chief Executive Officer for eRx Networks, a private company that provided comprehensive, innovative, and secure data-driven solutions for pharmacies. From January 2015 until February 2017, Mr. Doerr served as Senior Vice President, Pharmacy at Giant Eagle, Inc., a supermarket chain with over 410 stores. From November 2013 until January 2015, Mr. Doerr served as Senior Vice President, Partner and Product Development at Adheris Health, a leader in dynamic patient management solutions in the U.S. Prior to that, Mr. Doerr held positions at Catalina Marketing, Kmart Corporation, and PharMor. Mr. Doerr holds a Bachelor of Science, Pharmacy degree from Ohio Northern University.
The Company entered into an Offer Letter and Change of Control and Severance Agreement with Mr. Doerr which provides for, among other matters, (i) an initial base salary of $450,000 per annum, (ii) a discretionary annual target bonus equal to seventy percent (70%) of his base salary with the ability to earn up to 140% of his base salary based on performance, (iii) an initial stock option grant of $1,050,000 under the MedAvail Holdings, Inc. 2021 Equity Incentive Plan (the “2021 Plan”), which will vest over four years, (iv) an initial restricted stock unit award of $1,050,000 under the 2021 Plan, which will vest over three years, and (v) certain change of control and severance payments and benefits in the event of a change of control or involuntary termination of Mr. Doerr’s employment with the Company under certain circumstances. The foregoing summary of the Offer Letter and Change of Control and Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full texts of the Offer Letter that is attached hereto as Exhibit 10.1 and the Change of Control and Severance Agreement that is attached hereto as Exhibit 10.2, each of which is incorporated herein by reference.
In connection with Mr. Doerr’s appointment as Chief Executive Officer, Ed Kilroy retired from his position as Chief Executive Officer of the Company and as a member of the Board of Directors, effective January 10, 2022. In connection with his retirement, Mr. Kilroy and the Company entered into a transition agreement pursuant to which Mr. Kilroy will assist with the transition of his role and consult for the Company as an advisor following his resignation through March 31, 2022, and will remain on payroll through March 31, 2023 and receive additional separation payments. The terms of the transition agreement is qualified in its entirety by reference to the full text of such agreement that is attached hereto as Exhibit 10.3, which is incorporated herein by reference.
There are no family relationships between Mr. Doerr and any director or executive officer of the Company, and other than as described above, no transactions involving Mr. Doerr that would require disclosure under Item 404(a) of Regulation S-K.
A copy of the Company’s press release announcing Mr. Doerr’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Appointments and Changes to Board and Board Committees
On January 7, 2022, the Board appointed Ms. Laurie McGraw to serve as a Class I director, effective January 10, 2022, with a term expiring at the 2024 annual meeting of stockholders or until her successor has been duly elected and qualified or until such earlier resignation, removal or disqualification from service, and Mr. Paul Johnson to serve as a Class II director, effective January 10, 2022, with a term expiring at the 2022 annual meeting of stockholders or until his successor has been duly elected and qualified or until such earlier resignation, removal or disqualification from service. The appointments of Ms. McGraw and Mr. Johnson, as well as the previously mentioned appointment of Mr. Doerr, fill the vacancies created by the resignations of Mr. Platerink and Ms. Ciesielski, as well as Mr. Kilroy, from the Board of Directors, which resignations became effective as of January 10, 2022, following notices delivered by each to the Board of Directors on January 7, 2022. Mr. Platerink also resigned as Chairman of the Board of Directors and is replaced by Robert Faulkner, a current member of the Board of Directors, while Ms. Ciesielski also resigned from the Audit Committee of the Board of Directors (the “Audit Committee”) and the Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating Committee”). Neither Mr. Kilroy’s, Mr. Platerink’s nor Ms. Ciesielski’s resignations is due to any disagreement with the Company.
Ms. McGraw, age 57, is currently Senior Vice President, Health Solutions, a division of the American Medical Associations (“AMA”), where she is responsible for AMA’s data solutions used for innovation and standard-setting across the entire healthcare industry, which is a position she has held since February 2016. From 2013 to 2015, Ms. McGraw served as Chief Executive Officer of Shareable Ink, a clinical documentation and data solutions company. From 2000 to 2013, Ms. McGraw served in various leadership roles at Allscripts including President, Enterprise Solutions and Chief Client Officer. Ms. McGraw also spent ten years as a development leader and head of client success at ChannelHealth/IDX before its sale to Allscripts. Ms. McGraw received an Sc. B. with honors from Brown University.
Mr. Johnson, age 37, is currently Vice President, General Manager, Consumer of 23andMe Holding Co. (Nasdaq: ME) (“23andMe”), a leading consumer genetics and research company, a position he has held since November 2021. From November 2013 until November 2021, Mr. Johnson served in various roles at Lemonaid Health, an online health company, prior to its acquisition by 23andMe, including as Chief Executive Officer from February 2018 until November 2021, Co-CEO from June 2015 until February 2018, and Chief Operating Officer from November 2013 until June 2015. In this capacity, Mr. Johnson developed and oversaw the company’s growth and exit. Prior to Lemonaid Health, he held roles as Head of Online at Lloyds Pharmacy and Director, UK at Zooplus AG. Mr. Johnson holds a Bachelors of Science, with honors in IT and Business Management from the University of Worcester.
In connection with their appointments to the Board of Directors, Ms. McGraw was also appointed to the Compensation Committee of the Board of Directors (the “Compensation Committee”) and Mr. Johnson was appointed to the Audit Committee and the Nominating Committee. Following these reassignments, the Compensation Committee will consist of Glen Stettin, M.D. (Chair), Michael Kramer and Ms. McGraw; the Audit Committee will consist of Mr. Kramer (Chair), Gerald Gradwell and Mr. Johnson; and the Nominating Committee, will consist of Mr. Gradwell (Chair) and Mr. Johnson. All of the directors on the Audit, Compensation and Nominating Committees are independent within the meaning of the listing standards of The NASDAQ Stock Market.
The Board has affirmatively determined that Ms. McGraw and Mr. Johnson are each an independent director pursuant to the listing standards of The NASDAQ Stock Market. Each of Ms. McGraw’s and Mr. Johnson’s compensation for service as a non-employee director will be consistent with that of the Company’s other non-employee directors, subject to proration to reflect the commencement date of their service on the Board of Directors.
There are no arrangements or understandings between Ms. McGraw or Mr. Johnson and any other person pursuant to which each of them was appointed as a director of the Company. Neither Ms. McGraw nor Mr. Johnson has any family relationships with any of the Company’s directors or executive officers, and, other than as described above, neither of them have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
A copy of the press release announcing Ms. McGraw’s and Mr. Johnson’s appointments is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward Looking Statements
This Current Report on Form 8-K contains certain statements that are not historical facts and are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," "should," "would," "plan," "predict," "potential," "seem," "seek," "future," "outlook," "project," and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the Company’s preliminary financial results; planned leadership changes; business strategy; market opportunity; expectations for growth; expansion plans; and customer partnerships. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management and are not predictions of actual performance. The preliminary, estimated financial results for the fourth quarter and fiscal year 2021 contained in this Current Report on Form 8-K contain forward-looking statements and are subject to the completion of management’s and the audit committee’s final reviews and our other financial closing procedures and are therefore subject to change. You should not place undue reliance on such preliminary information and estimates because they may prove to be materially inaccurate. While we believe that such preliminary information and estimates are based on reasonable assumptions, actual results may vary, and such variations may be material. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to risks discussed under the heading "Risk Factors" in both the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on March 31, 2021, and our Quarterly Report on Form 10-Q, filed with the SEC on November 9, 2021, and other filings the Company makes with the SEC in the future. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and the Company specifically disclaims any obligation to update these forward-looking statements. Thus, no one should assume that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. These forward-looking statements should not be relied upon as representing the company’s views as of any date subsequent to the date of this Current Report on Form 8-K.

Item 9.01 Financial Statement and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Offer Letter between the Company and Mark Doerr
10.2	Change of Control and Severance Agreement between the Company and Mark Doerr
10.3	Transition Services Agreement between the Company and Ed Kilroy
99.1	Press release dated January 11, 2022

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDAVAIL HOLDINGS, INC.

Date: January 11, 2022	By:	/s/ Mark Doerr
Mark Doerr Chief Executive Officer